Exhibit 10.2.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is dated for reference purposes the 12th day of September, 2019 and is entered into by and between ACEM, LLC, a California limited liability company (“Landlord”), and REVIV3 PORCARE COMPANY, a Delaware corporation (“Tenant”), with reference to the following recitals.

R E C I T A L S:

A. On or about September 28, 2016, Landlord as successor-in-interest to The Realty Associates Fund VIII, LP (“Prior Landlord”) and Tenant entered into a Standard Industrial Lease (the “Original Lease”) for the certain premises commonly known as Suite 5 (the “Premises”) 9480 Telstar Avenue, El Monte, California (the “Building”). Unless otherwise defined herein, capitalized words and phrases shall have the same meanings as those set forth in the Lease.

B. The term of the Lease will expire on October 31, 2019, and Landlord and Tenant desire to extend the term of the Lease for Three (3) years beginning on December 1, 2019.

C. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties hereto agree as follows:

1. Term. The Term of this Lease is extended for Three (3) years, and the term of the Lease shall end on November 30, 2022.

2. Base Rent. As of December 1, 2019, the monthly Base Rent due and payable by Tenant to Landlord under the Lease shall be as follows:

Period	Monthly Base Rent /RSF	Base Rent Due Each Month
12/01/2019 – 11/30/2020	$1.06	$7,567.34
12/01/2020 – 11/30/2021	$1.10	$7,852.90
12/01/2021 – 11/30/2022	$1.14	$8,138.46

3. Tenant Improvement. Tenant shall accept the premises “AS-IS” condition unless otherwise mentioned.

4. Monthly Operating Expanse Reimbursement. As of the Extension Effective Date. Tenant shale continue to pay to Landlord a fixed monthly operating expanse payment of $499.73 per month as per Tenant’s existing Lease. Landlord may, from time to time, recalculate the rentable square feet contained with the Premises, the Building and/or the Building (including, without limitation in connection with any expansion, contraction or reconfiguration of any of them) and, upon on completion thereof, Landlord shall adjust Tenant’s CAM Contribution and shall notify Tenant in writing of any such adjustment stating therein the effective date of such adjustment.

5. Security Deposit. Tenant has previously provided to Landlord a security deposit in the amount of $14,849.12. Concurrently with the execution of this First Amendment by Tenant, Tenant shall pay to Landlord an additional security deposit in the amount of $1,427.80 (the “Additional Deposit”). After Landlord receives the Additional Deposit, Tenant’s total security deposit shall be $16,276.92.

6. Base Year. As of December 1, 2019, Tenant’s Base year shall be adjusted to 2019 calendar year.

7. Conflict. If there is a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control. Except as modified by this First Amendment, the terms and conditions of the Lease shall remain in full force and effect. Capitalized terms included n this First Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein. Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease. The Lease, as hereby amended, contains all agreements of the parties with respect to the lease of the Premises. No prior or contemporaneous agreement or understanding pertaining to the Lease, as hereby amended, shall be effective.

8. Authority. The persons executing this First Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this First Amendment on behalf of said parties and that said parties have authority to enter into this First Amendment.

9. Brokers. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than David Broker Inc., who has exclusively represented Landlord, in connection with the negotiation of this First Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this First Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

10. Confidentiality. Tenant acknowledges and agrees that the terms of this First Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the property and may impair Landlord’s relationship with other tenants of the property. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this First Amendment to any other person or entity without the prior written consent of Landlord which may be give or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

11. Delivery of Amendment. Preparation of this First Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this First Amendment. This First Amendment shall become binding upon Landlord only when fully executed by all parties. The delivery of this First Amendment to Tenant shall not constitute an agreement by all parties. The delivery of this First Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.

12. Execution. This First Amendment and any documents or addenda attached hereto (collectively, the “Documents”) may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which together shall have the same force and effect as if the parties had executed a single copy of the Document. Landlord shall have the right, in Landlord’s sole discretion, to insert the name of the person executing a Document on behalf of Landlord in Landlord’s signature block using an electronic signature (an “Electronic Signature”), and in this event the Document delivered to Tenant will not include an original ink signature and Landlord shall have no obligation to provide a copy of such Document to Tenant with Landlord’s original ink signature. A Document delivered to Tenant by Landlord with an Electronic Signature shall be binding on Landlord as if the Document had been originally executed by Landlord with an ink signature. Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant shall not have the right to insert the name of the person executing the Document on behalf of Tenant using an Electronic Signature and Documents shall be originally executed by Tenant using an ink signature. A Document executed by Landlord or Tenant and delivered to the other party in PDF, facsimile or similar electronic format (collectively, “Electronic Format”) shall be binding on the party delivering the executed Document with the same force and effect as the delivery of a printed copy of the Document with an original ink signature. At any time upon Landlord’s written request, Tenant shall provide Landlord with a printed copy of the Document with an original ink signature. This Section describes the only ways in which Documents may be executed and delivered by the parties. An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord’s Electronic Signature or be otherwise binding on Landlord. Subject to the limitations set forth above, the parties agree that a Document executed using an Electronic Signature and/or delivered in Electronic Format may be introduced into evidence in a proceeding arising out of or related to the Document as if it was a printed copy of the Document executed by the parties with original ink signatures. Landlord shall be no obligation to retain copies of Documents with original ink signatures, and Landlord shall have the right, in its sole discretion, to elect to discard originals and to retain only copies of Documents in Electronic Format.

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IN WITNESS WHEREOF, the parties hereby execute this First Amendment as of the date first written above.

LANDLORD:

ACEM, LLC,

A California limited liability company

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